SCHEDULE 13G

Exhibit 99.1

Joint Filing Agreement

In accordance with Rule 13d-l(k) under the Securities and Exchange Act of 1934, as amended, the undersigned agree to the joint filing on behalf of each of them of a statement on Schedule 13G (including amendments thereto) with respect to the issuer’s Common Stock and further agree that this Joint Filing Agreement be included as an exhibit to such Schedule 13G. Each party to this Joint Filing Agreement expressly authorizes each other party to file on its behalf any and all amendments to such statement on Schedule 13G.

In evidence whereof, each of the undersigned, being duly authorized, has executed this Joint Filing Agreement as of February 1, 2016.

PAR INVESTMENT PARTNERS, L.P.
By:	PAR Group, L.P., its General Partner
By:	PAR Capital Management, Inc., its General Partner

By:	/s/ Steven M. Smith
Name: Steven M. Smith
Title: Chief Operating Officer and General Counsel

PAR GROUP, L.P.
By:	PAR Capital Management, Inc., its General Partner

By:	/s/ Steven M. Smith
Name: Steven M. Smith
Title: Chief Operating Officer and General Counsel

PAR CAPITAL MANAGEMENT, INC.
By:	/s/ Steven M. Smith
Name: Steven M. Smith
Title: Chief Operating Officer and General Counsel